EXHIBIT 10(ap)


                               FIRST OEM AMENDMENT


This First Amendment ("Amendment")is made and entered into as of the 7th day of September, 1999 by and between Artifex Software Inc., with its principal place of business located at San Rafael, California ("Supplier"), and Itec Corporation, with its principal place of business located at San Diego, California ("Distributor").

The text of this Amendment shall consist of the text of the existing OEM Agreement of July 1, 1999 between Artifex Software Inc. "Supplier" and Itec Corporation "Distributor", with the following exceptions:

Replace Section l(a)(ii)(b) in its entirety with the following:

" (ii)(b) reproduce copies of the object code (binary) versions of the Software, and/or the Documentation provided (in whole or in part) as modified under (i) above (such copies to be referred to collectively herein as "Licensed Copies"), provided that each unit of any Product incorporating the Software shall:

         (1) Software A: shall incorporate Software A into the Product in such a way that Software A shall be available to the user on a stand-alone or independent basis,

                  Software B: shall incorporate Software B into the Product in such a way that Software B shall not be available to the user on a stand-alone or independent basis,

                  Software C: shall incorporate Software C into the Product in such a way that Software C shall not be available to the user on a stand-alone or independent basis,

         (2)      comply with Section l(e) below, and

         (3) comply with either Section l(f) below (in the case of demonstration copies) or Section D-2 of Exhibit D hereto (in the case of all other copies) (such copies to be referred to collectively herein as "Licensed Copies");"

Replace Exhibit A in its entirety with the following:

"                                                  Exhibit A

General Description of the Software

The Software licensed under the present agreement includes:

Software A (Windows drivers):

         - A driver that produces PCLSe, PCLSc, or PCLXL output under MS Windows 95/98 and/or MS Windows NT

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Software B (PCL):

Supplier has registered the trademark Artifex in connection with its products and services. Aladdin Enterprises has trademarked the name Aladdin Ghostscript; Supplier may also use this name internally for the Software.

PostScript is a trademark of Adobe Systems, Incorporated.

PCL is a trademark of Hewlett Packard Company

Copyright Notices

         "Portions Copyright (C) 1988, 1998 Aladdin Enterprises. All rights reserved."

         "This software is based in part on the work of the Independent JPEG Group."

         "Portions Copyright (c) 1993 Soft Horizons.  All rights reserved."

                  end of Exhibit A"

Replace Exhibit D-3.1(a)in its entirety with the following:

"D-3.1 Fees.

(a)       Per Unit License Fee.

Software A plus Software B (Windows drivers plus PCL).

         For each unit of the Product incorporating the Software A plus Software B distributed by or on behalf of Distributor or its sublicensees hereunder, Distributor shall pay to Supplier at Supplier's principal place of business (without deduction or offset except as authorized by Supplier) an amount of $16.00 per unit. Distributor shall only distribute Software A in association with distributions of Software B. Distributor shall not distribute Software A independently of Software B.

Software B only (PCL)

         For each unit of the Product incorporating the Software B distributed by or on behalf of Distributor or its sublicensees hereunder, Distributor shall pay to Supplier at Supplier's principal place of business (without deduction or offset except as authorized by Supplier) an amount of $12.00 per unit.

Software C with or without Software A and/or Software B (PostScript and/or PDF with or without Windows drivers and PCL)

         For each unit of the Product incorporating the Software C sold by or on behalf of Distributor or its sublicensees hereunder, Distributor shall pay to Supplier at Supplier's principal place of business (without deduction or offset except as authorized by Supplier) the amount of two

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         percent (2.0%)of Distributor's selling price of the corresponding unit of Product, or $25, whichever is greater.

In the case of a Product sold through a Third Party Reseller, the "selling price(s)" shall be the unit price(s) paid to Distributor or sublicensee by such Third Party Resellers. Such prices are exclusive of, and Distributor shall pay for, shipping, any sales, use, property, value added or similar taxes, federal, state, or local, or other charges imposed on or with respect to the Software or its delivery, use or possession, except taxes based upon the net income of Supplier."

All other terms and conditions of the existing OEM Agreement shall apply to the licensing of Ghostscript (the Software).

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the date first set forth above.

SUPPLIER                                                       DISTRIBUTOR
Artifex Software Inc.                                          ITEC

By:______________________                     By:______________________________

Name:    Miles Jones                          Name:_____________________________

Title:    President                           Title:____________________________

Date:___________________________              Date:_____________________________


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